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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                        FOR REGISTRATION OF SECURITIES OF
                          CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 First BanCorp.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Commonwealth of Puerto Rico                        66-0561882
  -----------------------------------------         -----------------------
      (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

        1519 Ponce de Leon Avenue
         San Juan, Puerto Rico                             00908-0146
  -----------------------------------------         ------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
 7.25% Noncumulative Perpetual Monthly Income
Preferred Stock, Series D (par value $1.00 per share)         New York Stock Exchange
-----------------------------------------------------         ------------------------------

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-75682


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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

                                 NOT APPLICABLE
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Furnish the information required by Item 202 of Regulation S-K (Section
229.202 of this chapter).

         A description of the 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D, $1.00 par value per share (the "Series D Preferred Stock") of First BanCorp. (the "Registrant") is contained in the Prospectus Supplement dated January 29, 2002 filed with the Securities and Exchange Commission on January 30, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The offering of the Series D Preferred Stock was made pursuant to the aforementioned Prospectus Supplement relating to a Prospectus dated January 16, 2002, which is part of the Registrant's Registration Statement on Form S-3, as amended (SEC File No. 333-75682), which became effective on January 24, 2001 and is incorporated herein by reference.

INSTRUCTION. If a description of the securities comparable to that required here is contained in any other filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

ITEM 2.  EXHIBITS

         List below all exhibits, if any, required to be filed as part of the registration statement:

         3.1 Certificate of Incorporation of Registrant is incorporated by reference to the Registration Statement on Form S-4 (SEC File No. 333-08640) filed with the Securities and Exchange Commission on April 15, 1998, as amended.

         3.2 The By-Laws of Registrant are incorporated by reference to the Registration Statement on Form S-4 (SEC File No. 333-08640) filed with the Securities and Exchange Commission on April 15, 1998, as amended.

         3.3 Certificate of Designation designating the terms of the Series D Preferred Stock (filed herewith).

         4.1 Form of Series D Preferred Stock Certificate is incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 (SEC File No. 333-75682) filed with the


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                  Securities and Exchange Commission on December 21, 2001, as
                  amended by Pre- Effective Amendment No. 1 filed with the Securities and Exchange Commission on January 16, 2002.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       FIRST BANCORP



                                        /s/ Annie Astor de Carbonell
                                       ----------------------------------------
                                       Name:  Annie Astor de Carbonell
                                       Title: Senior Executive Vice President
                                              and Chief Financial Officer

                                       Date:  January 30, 2002